UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2018

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	333-223964	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2018, WestRock Company (the “Company”) entered into (a) an indenture (the “Indenture”) among WRKCo Inc., a wholly owned subsidiary of the Company (the “Issuer”), the Company, WestRock MWV, LLC (“WRK MWV”), WestRock RKT, LLC (“WRK RKT” and, together with the Company and WRK MWV, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to provide for the issuance from time to time of the Issuer’s unsecured debentures, notes and other evidences of indebtedness and (b) a supplemental indenture (the “Supplemental Indenture”) among the Issuer, the Guarantors and the Trustee under which the Issuer issued $750,000,000 aggregate principal amount of 4.650% senior notes due 2026 (the “2026 Notes”) and $750,000,000 aggregate principal amount of 4.900% senior notes due 2029 (the “2029 Senior Notes” and, together with the 2026 Notes, the “Notes”). Copies of the Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference.

The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration under the Securities Act. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The 2026 Notes will mature on March 15, 2026 and the 2029 Notes will mature on March 15, 2029. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year beginning March 15, 2019.

The Notes are the Issuer’s unsecured unsubordinated obligations, ranking equally with all of the Issuer’s other existing and future unsubordinated obligations. The Notes will be effectively subordinated to any of the Issuer’s existing and future secured obligations to the extent of the value of the assets securing such obligations.

The Guarantors have guaranteed the Issuer’s obligations under the Notes.

The Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to, among other things, incur liens and engage in sale and leaseback transactions. These restrictions are subject to limitations and exceptions.

The Issuer may redeem the 2026 Notes and the 2029 Notes, in whole or in part, at any time at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control triggering event (as defined in the Supplemental Indenture), the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The above description of the Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the Indenture, the Supplemental Indenture and the Notes.

In connection with the offering of the Notes, the Issuer and the Guarantors entered into a registration rights agreement (the “Registration Agreement”), dated December 3, 2018, by and among the Issuer, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein. Under the Registration Agreement, the Issuer and the Guarantors have agreed to use their commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to a registered exchange offer to exchange each series of Notes for new notes with terms substantially identical in all material respect with the notes of such series, cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act and consummate the exchange offer no later than June 1, 2020. A copy of the Registration Agreement is filed as Exhibit 4.3 to this Form 8-K and is incorporated herein by reference. The above description of the Registration Agreement is qualified in its entirety by reference to the Registration Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of December 3, 2018, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of December 3, 2018, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $750 million aggregate principal amount of 4.650% senior notes due 2026 and $750 million aggregate principal amount of 4.900% senior notes due 2029 of WRKCo Inc.

4.3	Registration Rights Agreement, dated as of December 3, 2018, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., Rabo Securities USA, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein, relating to the $750 million aggregate principal amount of 4.650% senior notes due 2026 and $750 million aggregate principal amount of 4.900% senior notes due 2029 of WRKCo Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: December 3, 2018	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary